EXHIBIT 11


                   MERIDIAN DIAGNOSTICS, INC. AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                           Period Ended March 31, 1997


                                     Weighted Avg.            Earnings
                                       Number of                 Per
                                     Common Shares    Net      Common
                                      Outstanding    Income     Share     Use
                                      -----------    ------     -----   -------
QUARTER ENDED MARCH 31, 1997:

  Shares outstanding
    January 1, 1997                   14,284,468   $      --     $ --     $--

  Weighted average shares
    issued during the
    period (80,525 shares)                72,263          --       --      --

  Net Income                                --       1,131,977     --      --
                                      ----------     ---------   -----   ----
  Earnings Per Share                  14,356,731     1,131,977   0.079   0.08



  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial statements
    (642,094 shares)                     382,271          --       --      --
                                     -----------   -----------   ------  -----
                                      14,739,002   $ 1,131,977   $0.077  $0.08
                                      ==========   ===========   ======   =====


SIX MONTHS ENDED MARCH 31, 1997

  Shares outstanding
    October 1, 1996                   14,278,578 $         --     $--     $--

  Weighted average shares
    issued during the period
    (86,415 shares)                       39,696          --       --      --

  Net Income                                --       1,974,723     --      --
                                      ----------     ---------   ------   ----
  Earnings Per Share                  14,318,274     1,974,723    0.138   0.14

  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial
    statements (642,094 shares)          382,271          --       --      --
                                     -----------   -----------   ------  -----
                                      14,700,545   $ 1,974,723   $0.134  $0.13
                                      ==========   ===========   ======  =====



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